                                                                   Exhibit 11.1

                                                                     HELPMATE ROBOTICS INC.
                                                                  CALCULATION OF NET LOSS PER
                                                                          COMMON SHARE
                                                                  ----------------------------
                                                                      YEAR           YEAR
                                                                      ENDED          ENDED
PRIMARY EARNINGS PER SHARE                                          12/31/96       12/31/95
                                                                  -------------  -------------
Historical
Net Loss........................................................  $  (5,057,858) $  (3,683,274)
Preferred Dividends.............................................        (57,147)      (790,866)
                                                                  -------------  -------------
Net Loss Applicable to Common Shareholders......................  $  (5,115,005) $  (4,474,140)
                                                                  -------------  -------------
                                                                  -------------  -------------
Weighted Average Common Shares Outstanding......................      5,844,084      1,585,249
Incremental Shares Issuable Pursuant to SAB Topic 4D............          3,697         38,553
                                                                  -------------  -------------
Total Shares....................................................      5,847,781      1,623,802
                                                                  -------------  -------------
                                                                  -------------  -------------
Historical Net Loss per Common Share............................  $       (0.88) $       (2.76)
                                                                  -------------  -------------
                                                                  -------------  -------------